UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2022, UroGen Pharma Ltd. (the “Company”), UroGen Pharma, Inc., as the borrower (the “Borrower”), and certain direct and indirect subsidiaries of the Company party thereto from time to time, as guarantors (the “Guarantors” and, collectively with the Company and Borrower, the “Credit Parties”) entered into a loan agreement (the “Loan Agreement”) with BPCR Limited Partnership (as a “Lender”), BioPharma Credit Investments V (Master) LP (as a “Lender”), and BioPharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent), pursuant to which the Lenders agreed to make term loans to the Borrower in an aggregate principal amount of up to $100,000,000 (the “Term Loans”). The proceeds of the Term Loans will be used to fund the Credit Parties’ general corporate and working capital requirements.

Pursuant to the terms of the Loan Agreement, the Term Loans will be advanced in two tranches. The first tranche (the “Tranche A Loan”) is expected to be advanced in the amount of $75,000,000, 10 business days following the effective date of the Loan Agreement (“Tranche A Closing Date”), subject to entering into security agreement and delivery of other customary deliverables. The second tranche (the “Tranche B Loan”) of $25,000,000 will be advanced at the Borrower’s election, subject to the customary bring down conditions and deliverables, and in no event later than December 31, 2022. The Term Loans will mature on the 5th year anniversary of the Tranche A Closing Date (“Maturity Date”).

The Term Loans bear interest at 8.25% plus three-month LIBOR per annum with a LIBOR floor of 1.25%. In the event of the cessation of LIBOR, the benchmark governing the interest rate will be replaced with a rate based on the secured overnight financing rate published by the Federal Reserve Bank of New York as described in the Loan Agreement. Interest is payable quarterly in arrears. Repayment of outstanding principal of the Term Loans will be made in four equal quarterly payments of principal commencing after the 17th-quarter anniversary of the Tranche A Closing Date.

The Borrower will pay to the Lenders a funding fee equal to 1.75% of the Lenders’ total committed amount to fund the Tranche A Loan and Tranche B Loan, payable on the Tranche A Closing Date. The Borrower may elect to prepay the Term Loans in whole prior to the Maturity Date with such prepayments being subject to a prepayment premium equal to the principal amount so prepaid multiplied by 3% if made prior to the 3rd anniversary of the Tranche A Closing Date, 2% if made on or after the 3rd anniversary of the Tranche A Closing Date but prior to the 4th anniversary of the Tranche A Closing Date, and 1% if made on or after the 4th anniversary of the Tranche A Closing Date but prior to the Maturity Date. In addition to the prepayment premium, prepayments of the Tranche A Loan prior to the 2nd anniversary of the Tranche A Closing Date and prepayments of the Tranche B Loan prior to the 2nd anniversary of the Tranche B Closing Date are subject to a makewhole amount equal to the sum of all interest that would have accrued through such 2nd anniversary. If the Term Loans are accelerated following the occurrence of an event of default, the Borrower shall immediately pay to Lenders the sum of all obligations for principal, interest, and the applicable makewhole and prepayment premium. The Borrower is also required to prepay the Term Loans upon a change of control and prior to certain prepayments or redemptions of permitted convertible debt, subject to exceptions for refinancings and conversions or exchanges for equity.

The obligations of the Borrower under the Loan Agreement are guaranteed on a full and unconditional basis by the Company and the other Guarantor and are secured by substantially all of the respective Credit Parties’ tangible and intangible assets and property, including intellectual property, subject to certain exceptions.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Credit Parties are bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Credit Parties are bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without Lender’s prior written consent, including, without limitation, (i) selling or disposing of assets, including certain intellectual property, (ii) amending, modifying or waiving certain material agreements or organizational documents, (iii) consummating certain change in control transactions, (iv) incurring certain additional indebtedness, (v) incurring any non-permitted lien or other encumbrance on the Credit Parties’ assets, (vi) paying dividends or making any distribution or payment on or redeeming, retiring or purchasing any equity interests, and (vii) making payments of certain subordinated indebtedness. The Loan Agreement does not contain any financial covenants. The Loan Agreement also contains the following customary events of default: (i)the Borrower’s failure to pay principal, interest and other amounts when due, (ii) the Credit Parties’ breach of the covenants under the Loan Agreement, (iii) the occurrence of a material adverse change, (iv) certain attachments of the Credit Parties assets and restraints on their business, (v) certain bankruptcy or insolvency events, (vi) cross-default of third-party indebtedness, (vii) the failure by the Credit Parties to pay judgements rendered against them, (viii) material misrepresentations, (ix) the loan documents ceasing to create a valid security interest in a material portion of the Collateral, (x) the occurrence of certain ERISA events, and (xi) a material default or breach under any intercreditor or subordination agreement by any parties thereto. Upon the occurrence of an event of default, the Lenders may, among other things, accelerate the Borrower’s obligations under the Loan Agreement.

The foregoing description of the terms of the Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Loan Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2022	UROGEN PHARMA LTD.

	By:	/s/ Molly Henderson
Molly Henderson
Chief Financial Officer